                                                                  CONFORMED COPY


                               PRICING AGREEMENT

Goldman, Sachs & Co.,
BT Alex. Brown Incorporated,
EVEREN Securities, Inc.,
Morgan Stanley & Co. Incorporated,
PaineWebber Incorporated,
         c/o Goldman, Sachs & Co.,
         85 Broad Street,
         New York, New York 10004.

                                                                October 22, 1997

Ladies and Gentlemen:

         American Health Properties, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 22, 1997 (the "Underwriting Agreement"), between the Company on the one hand and you on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to
Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

         The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                  Very truly yours,



                                  American Health Properties, Inc.




                                  By:  /s/  Michael J. McGee
                                     -------------------------------------
                                     Name:  Michael J. McGee
                                     Title: Senior Vice President and
                                            Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
BT Alex. Brown Incorporated
EVEREN Securities, Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated


By:   /s/  Goldman, Sachs & Co.
    ---------------------------------
           (Goldman, Sachs & Co.)

                                   SCHEDULE I



                                                                          MAXIMUM
                                                                         NUMBER OF
                                                                          OPTIONAL
                                                         NUMBER OF         SHARES
                                                        FIRM SHARES      WHICH MAY
                                                           TO BE             BE
                     UNDERWRITER                         PURCHASED       PURCHASED
                     -----------                        -----------      ---------
Goldman, Sachs & Co.                                        560,000         84,000

BT Alex. Brown Incorporated                                 560,000         84,000

EVEREN Securities, Inc.                                     560,000         84,000

Morgan Stanley & Co. Incorporated                           560,000         84,000

PaineWebber Incorporated                                    560,000         84,000


Bear, Stearns & Co. Inc.                                     60,000          9,000

Donaldson, Lufkin & Jenrette Securities                      60,000          9,000

A.G. Edwards & Sons, Inc.                                    60,000          9,000

Legg Mason Wood Walker Incorporated                          60,000          9,000

NationsBanc Montgomery Securities, Inc.                      60,000          9,000

Oppenheimer & Co., Inc.                                      60,000          9,000

Prudential Securities Incorporated                           60,000          9,000

Schroder & Co. Inc.                                          60,000          9,000

Wheat First Butcher Singer                                   60,000          9,000


Advest, Inc.                                                 30,000          4,500

J.C. Bradford & Co.                                          30,000          4,500

Cowen & Company                                              30,000          4,500

Crowell, Weedon & Co.                                        30,000          4,500

Dain Bosworth Incorporated                                   30,000          4,500

Fahnestock & Co. Inc.                                        30,000          4,500

Interstate/Johnson Lane Corporation                          30,000          4,500

McDonald & Company Securities, Inc.                          30,000          4,500

McGinn, Smith & Co., Inc.                                    30,000          4,500

Morgan Keegan & Company, Inc.                                30,000          4,500

The Ohio Company                                             30,000          4,500

                                                                          MAXIMUM
                                                                         NUMBER OF
                                                                          OPTIONAL
                                                         NUMBER OF         SHARES
                                                        FIRM SHARES      WHICH MAY
                                                           TO BE             BE
                     UNDERWRITER                         PURCHASED       PURCHASED
                     -----------                        -----------      ---------
Piper Jaffray Inc.                                           30,000          4,500

Principal Financial Securities, Inc.                         30,000          4,500

Rauscher Pierce Refsnes, Inc.                                30,000          4,500

Raymond James & Associates, Inc.                             30,000          4,500

The Robinson-Humphrey Company, LLC                           30,000          4,500

Roney & Co., L.L.C.                                          30,000          4,500

Sutro & Co. Incorporated                                     30,000          4,500

Trilon International Inc.                                    30,000          4,500

Tucker Anthony Incorporated                                  30,000          4,500

U.S. Clearing Corp.                                          30,000          4,500

Wedbush Morgan Securities Inc.                               30,000          4,500
                                                         ----------       --------

         Total                                            4,000,000        600,000
                                                         ==========       ========




         The numbers of Firm Shares and of Optional Shares represent numbers of Depositary Shares.

                                  SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

         Depositary Shares, each representing 1/100 of a Share of 8.60% Cumulative Redeemable Preferred Stock, Series B, of the Company

NUMBER OF DESIGNATED SECURITIES:

         Number of Firm Shares:  4,000,000 Depositary Shares
         Maximum Number of Optional Shares:  600,000 Depositary Shares

PRICE TO PUBLIC:

         $25.00 per Depositary Share, plus accrued dividends, if any, from the date of original issue.

PURCHASE PRICE BY UNDERWRITERS:

         $24.2125 per Depositary Share, plus accrued dividends, if any, from the date of original issue.

FORM OF DESIGNATED SECURITIES:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Immediately available funds

FIRST TIME OF DELIVERY:

         10:00 a.m. (New York City time), on October 27, 1997

DEPOSITARY:

         ChaseMellon Shareholder Services, LLC

DEPOSIT AGREEMENT:

         Dated October 27, 1997.

DIVIDEND RATE:

         8.60% per annum

DIVIDEND PAYMENT DATES:

         On or about last day of February, May, August and November, commencing in November 1997

REDEMPTION PROVISIONS:

         Redeemable on or after October 27, 2002 at the election of the Company, in whole or in part, at a redemption price equal to $25.00 per Depositary Share, plus accrued and unpaid dividends, as more fully specified in the Prospectus as amended or supplemented relating to the Designated Securities.

LIQUIDATION PREFERENCE:

         $25.00 per Depositary Share, plus accrued and unpaid dividends.

SINKING FUND PROVISIONS OR MANDATORY REDEMPTION:

         None

CONVERSION PROVISIONS:

         None

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         The Closing will take place at Davis, Graham & Stubbs LLP, Denver, Colorado. The Designated Securities will be delivered to DTC or its designated custodian.

NAMES AND ADDRESSES OF REPRESENTATIVES:

         Designated Representatives, as referred to in Section 12 of the Underwriting Agreement:

         Goldman, Sachs & Co.

         Address for Notices, etc.:

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004.